SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA		19462

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2005, the Company announced that Roy C. Levitt, M.D., the Company’s Chief Executive Officer, resigned effective December 31, 2005 and that John L. Armstrong, Jr., the Company’s President and Chief Operating Officer, will succeed Dr. Levitt as the Company’s interim Chief Executive Officer. It is expected that Dr. Levitt will complete his term on the Company’s Board of Directors and continue as a consultant to the Company. A copy of the letter agreement entered into between the Company and Dr. Levitt, dated October 17, 2005, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

John L. Armstrong, Jr., 61, has served as the President and Chief Operating Officer since July of 2005. Prior to that, he served as the Company’s Executive Vice President since joining the Company in October 2003. He served as Chief Executive Officer of Mills Biopharmaceuticals, a subsidiary of UroCor, Inc., and as Vice President of business Development at UroCor, Inc., from December 1999 to November 2001.

Mr. Armstrong entered into an employment agreement in October 2003 when he joined the Company, which employment agreement was filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Mr. Armstrong’s current annual salary is $325,000 and he is entitled to receive his monthly base salary for twelve months if his employment is terminated without cause.

Item 8.01.	Other Events.

On October 18, 2005, the Company issued a press release announcing the promotion of John L. Armstrong, Jr., the Company’s President and COO, to interim Chief Executive Officer, effective January 1, 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between the Company and Roy C. Levitt, M.D. dated October 17, 2005.
99.1	Press release of the Company dated October 18, 2005.

SIGNATURE(S)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

GENAERA CORPORATION
(Registrant)

By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President and Chief Financial Officer

Dated: October 18, 2005

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